                          COLLATERAL SHARING AGREEMENT

     Agreement dated June __, 1996 between The Bank of New York Commercial Corporation ("BNYCC"), as agent for the Lenders under and as defined in the Loan Agreement (as defined below) (BNYCC, in such capacity, the "Agent"), American Stock Transfer & Trust Company ("ASTC") as Trustee for the Holders of Securities under and as defined in the Indenture (as defined below) (ASTC, in such capacity, the "Trustee"), and BNYCC as collateral agent for Agent and Trustee.

                                   BACKGROUND

     Greenwich Air Services, Inc. ("Greenwich"), Gas Turbine Corporation ("GTC"), Greenwich Turbine, Inc. ("GTI"), GASI Engine Services Corporation ("Engine"), Greenwich Air Services - Texas, L.P. ("Texas") and McAllen Components, L.P. ("Components") (Greenwich, GTC, GTI, Engine, Texas and Components, each a "Borrower" and collectively, "Borrowers") are parties to a Fourth Amended and Restated Revolving Credit and Security Agreement dated as of this date (as amended, modified, restated or supplemented from time to time, the "Loan Agreement") among Borrowers, The Bank of New York Commercial Corporation ("BNYCC"), the other financial institutions named therein or which hereafter become a party thereto (BNYCC and such other financial institutions, collectively, "Lenders") and BNYCC, as agent thereunder.

     Greenwich Caledonian Limited ("Caledonian") is a party to a Revolving Credit Agreement dated as of this date (as amended, modified, restated or supplemented from time to time, the "Caledonian Agreement") between Caledonian, BNYCC, the other financial institutions named therein or which hereafter become a party thereto (BNYCC and such other financial institutions, collectively, "Caledonian Lenders") and BNYCC as agent for Lenders (in such capacity, "Caledonian Agent"). In connection with the execution of the Caledonian Agreement, each of the Borrowers executed and delivered a guaranty to Lenders of the obligations of Caledonian to Lenders under the Caledonian Agreement (each, a "Guaranty" and collectively, the "Guaranties").

     Concurrently with entering into the Loan Agreement, Greenwich is offering $150,000,000 aggregate principal amount of Senior Notes due 2006 pursuant to an Indenture dated June ____, 1996 (the "Indenture") between Greenwich and Trustee. In connection therewith each of the Subsidiary Guarantors (as defined in the Indenture) executed and delivered a guaranty of the obligations of Greenwich to the Holders (each, a "Holder Guaranty" and collectively, the "Holder Guaranties").

                                   AGREEMENTS

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agree as follows:

          1.   DEFINITIONS.

               1.1 GENERAL TERMS. For purposes of this Agreement, the following terms shall have the following meanings:

               "AGREEMENTS" shall mean, collectively, the Credit Agreements, the Pledge Agreement and the Indenture.

               "COLLATERAL" shall mean 65% of the issued and outstanding capital stock of Caledonian pledged by Engine to Agent and Trustee pursuant to the Pledge Agreement.

               "COLLATERAL AGENT" shall mean The Bank of New York Commercial Corporation acting in its capacity for the Creditors hereunder.

               "COLLATERAL AGENT AGREEMENTS" shall mean, collectively, this Agreement, together with such other written agreements among the Creditors and Collateral Agent, or written instructions from any Creditor to Collateral Agent, as now or at any time hereafter may be executed and/or delivered in connection herewith, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               "COLLECTIONS" shall mean any payments or amounts realized or recovered or otherwise received in respect of the Obligations from the recovery or realization on any Collateral.

               "CREDIT AGREEMENTS" shall mean, collectively, the Loan Agreement, Guaranties, Indenture, Holder Guaranties and all agreements, documents and instruments now or at any time hereafter executed and/or delivered by the Borrowers and/or the Subsidiary Guarantors in connection therewith or related thereto, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

               "CREDITORS" shall mean, collectively, Agent, Lenders, Trustee and Holders of Securities and their respective successors and assigns.

               "HOLDERS" shall have the meaning given to it in the Indenture.

               "INDENTURE OBLIGATIONS" shall mean all obligations of Greenwich and the Subsidiary Guarantors to the Trustee and the Holders of Securities under the Indenture.

               "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

               "LOAN OBLIGATIONS" shall have the meaning given to the term "Obligations" in the Loan Agreement and the Guaranties.

               "OBLIGATIONS" all Loan Obligations and Indenture Obligations.

               "PERSON" shall mean an individual, a partnership, a corporation (including a business trust), a joint stock company, a trust, an unincorporated association, a joint venture, or other entity or a government or any agency, instrumentality or political subdivision thereof.

               "PLEDGE AGREEMENT" means that certain Shares Pledge dated this date pursuant to which Engine pledges 65% of the issued and outstanding capital stock of Caledonian to Agent, as collateral agent for itself, the Lenders, the Trustee and the Holders of Securities.

               "SECURED PARTY REMEDIES" means any action which results in the sale, foreclosure, realization upon, or a liquidation of any of the Collateral.

               "SECURITIES" shall have the meaning given to it in the Indenture.

               "SUBSIDIARY GUARANTORS" shall have the meaning given to it in the Indenture.

               "TRUSTEE" shall have the meaning given to it in the preamble to this Agreement.

          1.2 CERTAIN MATTERS OF CONSTRUCTION. The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and VICE VERSA. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references to any instruments or agreements, including, without limitation, references to any of the Lending Agreements shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

          2.   COLLATERAL AGENCY.

          2.1  APPOINTMENT OF COLLATERAL AGENT.

               (a) For purposes of this Agreement, Agent (on behalf of itself and Lenders) and Trustee (on behalf of itself and Holders of Securities) hereby irrevocably designate and appoint BNYCC to act as Collateral Agent and attorney-in-fact for and on behalf of each of the Creditors to take such action on behalf of the Creditors under the provisions of this Agreement, and to exercise such powers and to perform such duties, with respect to the management, supervision, servicing, administration and disbursement of the Collateral (including, without limitation, perfecting its security interest in the Collateral by filing financing statements, holding physical possession of instruments or otherwise) and the Collections of the Collateral as are specifically delegated to or required of Collateral Agent by the terms of this Agreement or the other Collateral Agent Agreements, together with such other powers as are incidental thereto, with, (1) full power of substitution and (2) the power to select one or more sub-agents or designees to carry out certain specific powers and obligations of Collateral Agent pursuant hereto. This power of attorney being coupled with an interest is irrevocable while this Agreement remains in effect.

               (b) The Collateral Agent agrees to act as such on the express conditions contained herein. The provisions of this Agreement and any other Collateral Agent Agreements are solely for the benefit of Collateral Agent and Creditors and neither Borrowers nor any other person shall have any right to rely on, inquire into or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the other Collateral Agent Agreements and the Pledge Agreement, Collateral Agent shall act solely as Collateral Agent of Creditors and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrowers, or any of their Affiliates (as defined in the Loan Agreement). Collateral Agent shall have no duties or responsibilities except as expressly set forth in this Agreement or the other Collateral Agent Agreements.
Collateral Agent shall not have, by reason of this Agreement or the other Collateral Agent Agreements, a fiduciary relationship in respect of the Creditors. In no event shall Collateral Agent be required to take any action which, in Collateral Agent's opinion, exposes Collateral Agent to liability or which is contrary to any of the Credit Agreements or applicable law. Collateral Agent shall not be removed as collateral agent for the term of this Agreement, without the prior written consent of Agent and Trustee. Collateral Agent shall at all times have the right to resign as collateral agent without the consent of the Creditors upon thirty (30) days prior written notice to Agent and Trustee provided that such resignation shall not be effective until the appointment of a successor collateral agent by Agent and Trustee.

          2.2 GENERAL POWERS OF COLLATERAL AGENT. Subject to the terms of this Agreement, Creditors agree that Collateral Agent shall have the right to and shall exercise the following powers as long as this Agreement remains in effect:

               (a) maintain, in accordance with its customary business practices, ledgers and records reflecting the status of the Collateral and/or Collections, as the case may be;

               (b) execute and/or file in its name as Collateral Agent for the benefit of the Creditors any and all financing or similar statements or notices, amendments, renewals, supplements, documents, instruments, proofs of claim, notices and other written agreements with respect to the Pledge Agreement and hold and maintain physical possession of the instruments constituting the Collateral;

               (c) exclusively receive, apply and distribute the Collections as provided in this Agreement and the other Collateral Agent Agreements;

               (d) open and maintain such bank accounts as Collateral Agent deems necessary and appropriate, in its discretion, for the foregoing purposes with respect to the Collections;

               (e) perform, exercise and enforce any and all other rights and remedies of Creditors with respect to the Collateral or otherwise related to any of same as provided in the Pledge Agreement, this Agreement and the other Collateral Agent Agreements;

               (f) incur and pay such reasonable expenses as Collateral Agent may deem necessary or appropriate for the performance and fulfillment of its functions and powers pursuant to the Pledge Agreement, this Agreement and the other Collateral Agent Agreements.

          3. MANAGEMENT OF COLLATERAL. Collateral Agent, on behalf of Creditors, shall have the exclusive right to manage, perform and enforce the terms of this Agreement, the other Collateral Agent Agreements and the Pledge Agreement with respect to the Collateral and to exercise and enforce all privileges and rights thereunder according to its discretion and the exercise of its business judgment, including, without limitation, the exclusive right to take or retake control or possession of such Collateral and to hold, prepare for sale, process, sell, lease, dispose of, or liquidate such Collateral. In connection therewith, Trustee waives any and all rights to affect the method or challenge the appropriateness of any action by Collateral Agent provided that
(i) Collateral Agent shall always proceed in a commercially reasonable manner and in compliance with the terms of this Agreement, and (ii) Collateral Agent shall consult with and keep Trustee advised on a current basis with respect to the exercise of its Secured Party Remedies.

          4.   SALES OF COLLATERAL.

               4.1   PROCEDURES.

                     (A) Notwithstanding anything to the contrary contained in any of the Agreements:

                     (1) If a "default", "incipient event of default" or "event of default" shall occur under any Agreement, (an "Event") the Agent and/or the Trustee, as applicable, shall notify the other of the occurrence of such Event within two (2) business days of obtaining actual knowledge of such occurrence.

                     (2) Agent and Trustee thereupon shall meet, to the extent either deems it reasonably necessary, to discuss any action that may be required or advisable as a result of such Event.

                     (3) At any time following the occurrence of an Event that is not cured or waived within any applicable grace period, the Agent and/or the Trustee shall have the right (but not the obligation) to require at Borrower's sole cost and expense (a) that an appraiser be engaged to conduct (i) an appraisal of the orderly liquidation value of the (x) Receivables and Inventory of Caledonian (as such terms are defined in the Caledonian Agreement) and (y) the equipment, real property and other [unencumbered] assets of Caledonian including, without limitation, assignable contracts (the "Appraisal") and (b) that an investment banker be engaged to issue an opinion as to the value likely to be received on the sale of all of the issued and outstanding capital stock of Caledonian ("Confidence Letter"). The Appraisal shall be conducted by an appraiser mutually satisfactory to the Agent and the Trustee. The Confidence Letter shall be issued by Salomon Brothers Inc., Oppenheimer & Co., Inc., Dillon Read & Co. Inc., Alex Brown & Sons Inc. or such other investment banking firm as shall be mutually satisfactory to the Agent and the Trustee.

                     (4) If either Agent or Trustee accelerates the Obligations under the respective Agreements, the applicable Creditor shall provide the other with written notice of such acceleration within two (2) business days thereof ("Acceleration").

                     (5) In the event that an Acceleration has occurred within
(90) days of the receipt of an Appraisal and Confidence Letter, and the Collections to be received for the Collateral as described in the Confidence Letter would exceed the amount of the Appraisal applicable to the Receivables and Inventory, then the Agent and Trustee shall engage the aforementioned investment bank to solicit and obtain, within 60 days of the Acceleration, a signed letter of intent for the sale of the Collateral and the other issued and outstanding capital stock of Caledonian ("Letter of Intent"). The Letter of Intent shall be from a reputable purchaser, require a closing of the sale within 90 days of its execution, be subject to no contingencies other than customary conditions precedent such as satisfactory due diligence results and the execution of acquisition agreements acceptable to all parties and shall not provide for a financing contingency.

                     (6) (A) In the event that an Acceleration has occurred more than 90 days after the receipt of an Appraisal and Confidence Letter, the Agent and the Trustee shall engage the aforementioned appraiser and investment bank to update the Appraisal and the Confidence Letter with respect to the asset valuations and financial statements of Engine (the "Updates"). The Updates shall be received within 30 days of the Acceleration and, if the Collections to be received for the Collateral as described therein would exceed the amount of the Appraisal applicable to the Receivables and the Inventory, a Letter of Intent as described in clause (5) above shall be obtained within 60 days of the Acceleration.

                         (B)  In the event that no Appraisal and/or Confidence
Letter has been received prior to the occurrence of an Acceleration, the Agent and the Trustee shall then engage (a) an appraiser to conduct an Appraisal and
(b) an investment banker to issue a Confidence Letter in accordance with provisions of subclause (3). Each of the foregoing must be delivered within thirty (30) days of the Acceleration.

                     (7) In the event that (a) the Appraisal, the Confidence Letter and/or any Updates thereof are not received within the respective required time periods or (b) if the proceeds applicable to the Receivables and Inventory as set forth in the Appraisal or any Update thereof exceed the proceeds to be received for the Collateral as described in the Confidence Letter, any Update thereof or any Letter of Intent, as the case may be, Agent shall be entitled to commence Secured Party Remedies and remedies under the Loan Agreement with respect to the Inventory and the Collateral. At no time however, shall Agent be prohibited from exercising its remedies as a secured party with respect to the Receivables. Thereafter, Agent shall use its best efforts to liquidate the Collateral, PROVIDED, it shall have no liability to the Creditors for any failure to do so.

                     (8) All proceeds received from the sale of the Collateral shall be distributed to the Creditors as follows: (i) first, all costs and expenses incurred by Collateral Agent under this Agreement, (ii) second, to Agent to the extent of the book value of the Receivables and Inventory of Caledonian up to an amount equal to the Loan Obligations, and (iii) third, to Agent and the Trustee on a pro rata basis based upon the remaining outstanding obligations of Borrowers' to Agent, Lenders and the Holders under the Agreements.

          (B) In the event of a sale or other disposition of the Collateral and the other issued and outstanding shares of capital stock of Caledonian by Engine, the proceeds of such sale shall be distributed to the Creditors in the same manner as set forth in Section 4.1(8) above. This Section shall not, however, be deemed to be a consent by either Creditor to the sale or other disposition of the Collateral by Engine.

               4.2 SALE OF COLLATERAL. In the event that Collateral Agent shall enforce its lien in the Collateral pursuant to Section 4.1 hereof, notwithstanding anything to the contrary contained in any of the Agreements, only Collateral Agent shall have the right to restrict or permit, or approve or disapprove, the sale, transfer or other disposition of Collateral. Trustee and Agent will, immediately upon the request of Collateral Agent, release or otherwise terminate their respective Liens upon the Collateral, to the extent such Collateral is sold or otherwise disposed of either by Collateral Agent or any Borrower with the consent of Collateral Agent, and Trustee and Agent will immediately deliver such release documents as Collateral Agent may require in connection therewith.

               4.3 LIABILITY OF INVESTMENT BANK. No investment bank issuing a Confidence Letter shall have any liability to Agent or Trustee for the opinions rendered in the Confidence Letter so long as they have been issued in good faith notwithstanding a failure to obtain a Letter of Intent for an amount at least equal to that set forth in the Confidence Letter.

               4.4 SECTION 9-504 NOTICE AND WAIVER OF MARSHALING. The Trustee and Agent acknowledge that this Agreement shall constitute notice of their respective interests in the Collateral as provided by Section 9-504 of the Uniform Commercial Code and each hereby waive any right to compel any marshaling of any of the Collateral.

          5.   MISCELLANEOUS.

               5.1 SURVIVAL OF RIGHTS. The right of Collateral Agent to enforce the provisions of this Agreement shall not be prejudiced or impaired by any act or omitted act of Caledonian, Borrowers, Agent or Trustee, including forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security in respect of any Obligations or noncompliance by Caledonian, Borrowers or Subsidiary Guarantors with such provisions, regardless of the actual or imputed knowledge of such holder of the Obligations.

               5.2 BANKRUPTCY ISSUES. This Agreement shall continue in full force and effect after the filing of any petition ("Petition") by or against the Borrowers under the United States Bankruptcy Code (the "Code") and all converted or succeeding cases in respect thereof. All references herein to the Borrowers shall be deemed to apply to the Borrowers as debtors-in-possession and to a trustee for the Borrowers.

               5.3 NOTICES. Any notice or other communication required or permitted pursuant to this Agreement shall be deemed given (a) when personally delivered to any officer of the party to whom it is addressed, (b) on the earlier of actual receipt thereof or three days following posting thereof by certified or registered mail, postage prepaid, or (c) upon actual receipt thereof when sent by a recognized overnight delivery service or (d) upon actual receipt thereof when sent by telecopier to the number set forth below with telephone communication confirming receipt and subsequently confirmed by registered, certified or overnight mail to the address set forth below, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

          If to Agent, at:    The Bank of New York Commercial
                              Corporation
                              1290 Avenue of the Americas
                              New York, New York 10104
                              Attention:  Anthony Viola
                              Telephone:  (212) 408-4097
                              Telecopier: (212) 408-4313

          with a copy to:     Hahn & Hessen LLP
                              350 Fifth Avenue
                              New York, New York 10118-0075
                              Attention:  Steven J. Seif, Esq.

                              Telephone:  (212) 736-1000
                              Telecopier: (212) 594-7167

       If to the Trustee:     American Stock Transfer & Trust Company
                              40 Wall Street
                              New York, New York 10005

                              Attention: __________________
                              Telephone: __________________
                              Telecopier: _________________

          with copies to:


                              Attention: __________________
                              Telephone: __________________
                              Telecopier: _________________

               5.4 BINDING EFFECT; OTHER. This Agreement shall be a continuing agreement, shall be binding upon and shall inure to the benefit of the parties hereto from time to time and their respective successors and assigns, shall be irrevocable and shall remain in full force and effect until the Loan Obligations shall have been satisfied or paid in full in cash and the Agreements shall have been irrevocably terminated, but shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any amount paid by or on behalf of Borrowers with regard to the Loan Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrowers, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee, custodian, or similar officer, for any Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made. Any waiver or amendment hereunder must be evidenced by a signed writing of the party to be bound thereby, and shall only be effective in the specific instance. This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The headings in this Agreement are for convenience of reference only, and shall not alter or otherwise affect the meaning hereof.

          5.5  RESPONSIBILITY OF COLLATERAL AGENT.

               (a) Neither Collateral Agent nor any of its officers, directors, employees or agents shall be liable to any Creditor or any Borrower for any action taken or omitted to be taken under or in connection with this Agreement, the other Collateral Agent Agreements, the Agreements or otherwise (whether or not such action taken or omitted is within or without

Collateral Agent's responsibilities and duties expressly set forth in this Agreement, the other Collateral Agent Agreements or the Agreement or otherwise) except as a result of willful misconduct, or, solely with respect to Section 4.1(8) hereof, gross negligence on the part of Collateral Agent or such other Persons. Collateral Agent does not assume any responsibility for any failure or delay in performance or breach by any Borrower or any Creditor of its obligations in this Agreement, the other Collateral Agent Agreements or an other Agreement.

               (b) Collateral Agent does not make to Creditors, and no Creditor makes to Collateral Agent, any express or implied warranty, representation or guarantee with respect to the Obligations, Collateral, the Collections or the Agreements. Collateral Agent shall not be responsible to Lenders, and no Creditor shall be responsible to the other Creditors or the Collateral Agent, for: (i) any recitals, statements, information, representations or warranties in connection with any Agreement, or (ii) the execution, effectiveness, genuineness, validity, enforceability, collectability, value or sufficiency of the Obligations, the Collateral, the Collections, the Agreements, or be required to make any inquiry concerning either the performance or observance of any other terms, provisions or conditions of any Agreement, or
(iii) the assets, liabilities, financial condition, results of operations, business or creditworthiness of Borrowers.

               (c) Collateral Agent shall be entitled to act, and shall be fully protected in acting upon, any communication in whatever form believed by Collateral Agent, in good faith, to be genuine and correct and to have been signed or sent or made by a proper person or persons or entity. Collateral Agent may consult counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith in accordance with advice given by counsel. Collateral Agent may employ agents and attorneys-in-fact reasonably satisfactory to Creditors and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Collateral Agent with reasonable care.

          5.6 CERTAIN RIGHTS OF COLLATERAL AGENT. If Collateral Agent shall request instructions from Creditors with respect to any act or action (including failure to act) in connection with the Agreements, Collateral Agent shall be entitled to refrain from such act or taking such action unless and until Collateral Agent shall have received instructions from the Creditors and Collateral Agent shall not incur liability to any person by reason of so refraining. Collateral Agent shall be entitled to act or refrain from acting, and in all cases shall be fully protected in acting or refraining from acting under this

Agreement, the other Collateral Agent Agreements or any Agreement in accordance with any instructions from Creditors.

          5.7  INDEMNIFICATION.

               (a) To the extent Collateral Agent is not reimbursed and indemnified by Borrowers out of Collateral (or otherwise), Creditors will reimburse and indemnify Collateral Agent in proportion to the Obligations owing to them by Borrowers for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against Collateral Agent in performing its duties hereunder or in any way relating to or arising out of this Agreement or any Agreement, other than as a consequence of bad faith or willful misconduct on the part of Collateral Agent.

               (b) Without limiting the generality of the foregoing, in the event that, at any time, whether during or after the term of this Agreement, any action or proceeding shall be brought against Collateral Agent by any Borrower or by any other person claiming by, through or under any Borrower or otherwise, which action shall be to recover damages for any act taken or omitted by Collateral Agent under any Agreement or in the performance of any rights, powers or remedies of Collateral Agent against any Borrower, the Collateral or with respect to the Obligations, or which action or proceeding shall be for any other relief of any kind, arising directly or indirectly out of any transaction between Collateral Agent and Borrowers under or in relation to any Agreement, each of the Creditors agrees to indemnify and hold harmless with respect thereto and to pay to Collateral Agent its pro rata share of such amount as Collateral Agent shall be required to pay by reason of a judgment, decree, or other order entered in such action or proceeding or by reason of any compromise or settlement agreed to by Collateral Agent, including, without limitation, all interest and costs assessed against Collateral Agent in defending or compromising such action, together with attorneys' fees and other legal expenses paid or incurred by Collateral Agent in connection therewith other than in connection with any action or proceeding arising as a consequence of actual bad faith, willful misconduct or gross negligence on the part of Collateral Agent. In Collateral Agent's reasonable discretion, Collateral Agent may also, to the extent Collateral Agent is entitled to indemnification hereunder, reserve for and/or satisfy any such judgment, decree or order from Collections prior to any distributions therefrom to or for the account of the Creditors.

          6. REPRESENTATIONS AND WARRANTIES. (a) The Trustee further warrants to Agent that it has full right, power and authority to enter into this Agreement and, to the extent the Trustee is an agent or trustee for other parties, that this Agreement shall fully bind all such other parties.

               (b) Agent represents and warrants to the Trustee that Agent is the holder of such Liens on the Collateral which secure or will secure the Obligations. Agent agrees that it shall not assign or transfer any of such Liens without (i) prior notice being given to the Trustee and (ii) such assignment or transfer being made expressly subject to the terms and provisions of this Agreement. Agent further warrants to the Trustee that it has full right, power and authority to enter into this Agreement and, to the extent Agent is an agent or trustee for other parties, that this Agreement shall fully bind all such other parties.

          7. PROCEEDINGS. ANY JUDICIAL PROCEEDING BROUGHT BY OR AGAINST ANY CREDITOR WITH RESPECT TO THIS OR ANY RELATED AGREEMENT MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE CITY OF NEW YORK, STATE OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE TRUSTEE, AGENT AND COLLATERAL AGENT ACCEPT FOR THEMSELVES AND IN CONNECTION WITH THEIR PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY FINAL JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE AGENT TO BRING PROCEEDINGS AGAINST THE TRUSTEE IN ANY COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE TRUSTEE AGAINST THE AGENT OR COLLATERAL AGENT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER OR CLAIM IN ANY WAY ARISING OUT OF, RELATED TO OR CONNECTED WITH THIS AGREEMENT OR ANY RELATED AGREEMENT, SHALL BE BROUGHT ONLY IN A COURT LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK; PROVIDED THAT NOTWITHSTANDING THE FOREGOING, IF IN ANY JUDICIAL PROCEEDING BY OR AGAINST THE TRUSTEE THAT IS BROUGHT IN ANY OTHER COURT SUCH COURT DETERMINES THAT AGENT IS AN INDISPENSABLE PARTY, THE TRUSTEE SHALL BE ENTITLED TO JOIN OR INCLUDE AGENT IN SUCH PROCEEDINGS IN SUCH OTHER COURT. THE TRUSTEE WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED HEREUNDER AND SHALL NOT ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE OR BASED UPON FORUM NON CONVENIENS.

          8. WAIVER OF JURY TRIAL. THE TRUSTEE AND AGENT HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION
(A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE TRUSTEE AND AGENT OR ANY ONE OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENTS OR AGREEMENT EXECUTED OR DELIVERED BY

THEM IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND THE TRUSTEE AND AGENT HEREBY AGREE AND CONSENT THAT ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT JURY, AND THAT ANY OF THEM MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THEIR CONSENT TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          IN WITNESS WHEREOF, the undersigned have entered into this Agreement this ___ day of June, 1996.

                         THE BANK OF NEW YORK COMMERCIAL CORPORATION, as Agent

                         By:_________________________________
                         Name:_______________________________
                         Title:______________________________


                         AMERICAN STOCK TRANSFER & TRUST COMPANY, as Trustee

                         By:_________________________________
                         Name:_______________________________
                         Title:______________________________



                         THE BANK OF NEW YORK COMMERCIAL
                         CORPORATION, as Collateral Agent

                         By:_________________________________
                         Name:_______________________________
                         Title:______________________________

                                 ACKNOWLEDGMENT

          Each of the undersigned hereby acknowledges and agrees to the foregoing Agreement. Each of the undersigned agrees to be bound by the terms and provisions thereof as they relate to the relative rights of the Creditors with respect to each other. However, nothing therein shall be deemed to amend, modify, supersede or otherwise alter the terms of the respective agreements between the undersigned and each Creditor. Each of the undersigned further agrees that the Agreement is solely for the benefit of the Creditors and shall not give the undersigned, its successors and assigns, or any other person, any rights vis-a-vis any Creditor.

                              GREENWICH AIR SERVICES, INC.


                              By:________________________________
                              Its:_______________________________



                              GAS TURBINE CORPORATION


                              By:________________________________
                              Its:_______________________________



                              GREENWICH TURBINE, INC.


                              By:________________________________
                              Its:_______________________________


                              GASI ENGINE SERVICES CORPORATION


                              By:________________________________
                              Its:_______________________________


                              MCALLEN COMPONENTS, L.P.


                              By:________________________________
                              Its:_______________________________

                              GREENWICH AIR SERVICES-TEXAS, L.P.


                              By:________________________________
                              Its:_______________________________



                              GREENWICH CALEDONIAN, LTD.

                              By:________________________________
                              Its:_______________________________